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                                                                    Exhibit 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report, dated January 21, 2000, on the consolidated financial statements of Western Holdings Bancorp and Subsidiary as of December 31, 1999 and the year then ended included in this Form 10-K of Heritage Commerce Corp, into Heritage Commerce Corp's previously filed Form S-8 Registration Statement No. 333-59277.


/s/ Arthur Andersen LLP


San Francisco, California,
March 23, 2001